Exhibit 10.75(a)

SBA COMMUNICATIONS CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1	Purpose and Scope

The purpose of the SBA Communications Corporation 2008 Employee Stock Purchase Plan is to assist employees of SBA Communications Corporation and its subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2	Administration of Plan

The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the plan under Section 423 of the Code. The Committee also is authorized to (1) change the Option Periods and Offering Dates under the Plan and (2) change or modify the method of participation in the Plan by providing written notice to all Employees at least 15 days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more agents. The Committee’s interpretation and decisions in respect to the Plan shall be final and conclusive. The Committee may adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which may vary with local requirements.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1. “Board” shall mean the Board of Directors of the Company.

2.2. “Class A Common Stock” shall mean shares of Class A common stock of the Company, par value $0.01 per share.

2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4. “Committee” shall mean the Compensation Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 hereof.

2.5. “Company” shall mean SBA Communications Corporation, a Florida corporation.

2.6. “Compensation” shall mean the base salary, bonuses, overtime and commissions paid to an Employee by the Company or a Subsidiary in accordance with established payroll procedures.

2.7. “Eligible Employee” shall mean an Employee who (a) has been continuously employed by the Company or Subsidiary for at least 90 consecutive days, (b) is customarily scheduled to work at least 20 hours per week, and (c) whose customary employment is more than five (5) months in a calendar year.

2.8. “Employee” shall mean any employee of the Company or a Subsidiary.

2.9. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.10. “Fair Market Value” of a share of Class A Common Stock as of a given date shall mean (i) the average of the closing prices of the sales of Class A Common Stock on the trading date previous to such date on all national securities exchanges on which such securities may at the time be listed, or, if there have been no sales on any such exchange on the trading date previous to such date, the average of the highest bid and lowest asked prices on all such exchanges at the close of business on the trading day previous to such date, or (ii) if on any date no such shares of Class A Common Stock are so listed, the last sales price quoted in the NASDAQ System as of 4:00 P.M., New York time on the trading date previous to such date, or (iii) if on any date such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on the trading date previous to such date in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, or (iv) if Class A Common Stock is not publicly traded or quoted or sold in the over-the-counter market, the fair market value of a share of Class A Common Stock as established by the Committee acting in good faith.

2.11. “Lump Sum Payment Date” shall have the meaning assigned in Section 3.2(b)(i) of this Plan.

2.12. “Offering Date” shall mean May 31, August 31, November 30 and February 28 (29th in leap years) of each year.

2.13. “Option Period” shall mean the quarterly period ending with each Offering Date.

2.14. “Option Price” shall mean the purchase price of a share of Class A Common Stock hereunder as provided in Section 4.1 hereof.

2.15. “Participant” shall mean any Eligible Employee who elects to participate.

2.16. “Plan” shall mean this SBA Communications Corporation 2008 Employee Stock Purchase Plan, as the same may be amended from time to time.

2.17. “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.18. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, if such corporation is designated to participate in the Plan by the Committee whether or not such corporation now exists or is hereafter organized or acquired by the Company or a direct or indirect Subsidiary of the Company; provided that the corporation must be eligible to participate in the Plan under Section 423 of the Code. Designation of the participating Subsidiaries may be made from time to time (including adding or removing one or more Subsidiaries from participation) by the Committee, or by an officer of the Company to whom the Committee has delegated the authority to make such a designation, at any time or from time to time without stockholder consent.

ARTICLE III.

PARTICIPATION

3.1	Eligibility

Subject to Section 3.2(b), an Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, such Employee would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

3.2	Election to Participate

(a) Payroll Deductions. An Eligible Employee may participate in the Plan by means of payroll deductions prior to the relevant Option Period. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company, no later than the close of business on the fifth (5th) business day prior to the commencement of an Option Period, a written payroll deduction authorization on a form prescribed by the Company. Payroll deductions remitted by a

Participant (a) must be equal to at least 1% of the Participant’s Compensation as of the Offering Date; (b) must be equal to at least five dollars ($5.00) per pay period; and (c) may be expressed either as (i) a whole number percentage or (ii) a fixed dollar amount, subject to the provisions of Sections 4.2 and 4.3 hereof. Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2(a) shall be credited to the Participant’s Plan Account.

(b) Optional Lump Sum Payments. An Eligible Employee may elect to participate in the Plan during an Option Period by delivering to the Company, not later than the close of business on the fifth (5th) business day prior to the commencement of an Option Period, a written notice of election to participate in the Plan by lump sum payment. Lump sum payments remitted by a Participant must be expressed as a fixed dollar amount, subject to the provisions of Sections 4.2 and 4.3 hereof. Lump sum payments remitted by the Participant pursuant to this Section 3.2(b) shall be credited to the Participant’s Plan Account. Lump sum payments remitted by a participant must be remitted in current funds no later than two (2) weeks prior to the end of the applicable Option Period (the “Lump Sum Payment Date”).

(c) Grant of Option. On the first day of each Option Period, the Company will grant to each Eligible Employee who is then a Participant in the Plan an option to purchase on the Offering Date, at the Option Price, the largest number of whole shares of Class A Common Stock as does not exceed the number of shares determined by dividing $25,000 by the Fair Market Value of a share of the Class A Common Stock on the first day of the Option Period.

(d) Equal Rights and Privileges. All Eligible Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Section 423(b)(5) of the Code; provided, however, that Eligible Employees participating in a sub-plan adopted pursuant to Section 7.8 that is not designated to qualify under Section 423 of the Code need not have the same rights and privileges as Eligible Employees participating in the Code Section 423 Plan. In addition, the Committee, or an officer of the Company to whom the Committee has delegated the applicable authority, may impose restrictions on eligibility and participation of Eligible Employees who are officers and directors to facilitate compliance with federal or State securities laws or foreign laws.

3.3	Change in Participation

(a) Decrease of Contribution. A Participant may discontinue his or her participation in the Plan as provided in Article VI hereof, or may decrease his or her payroll deductions or lump sum payment at any time during an Option Period, by delivering to the Company a new written deduction authorization or lump sum election, as applicable, in the form prescribed by the Company, authorizing a reduction in the amount of payroll deductions or lump sum amount, as the case may be.

(b) Increase of Contribution. A Participant may not increase the amount of his or her payroll deductions or lump sum contributions once the Option Period has begun.

(c) Miscellaneous. The Committee shall have the authority to modify the rules and regulations regarding changes in Participation, by providing Participants notice of such change 15 days prior to the Offering Date.

3.4	Leave of Absence

During leaves of absence approved by the Company and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction, or if elected, a lump sum payment prior to the relevant Offering Date as specified in the Participant’s written notice to the Company, as applicable.

ARTICLE IV.

PURCHASE OF SHARES

4.1	Option Price

The Option Price per share of the Class A Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on the Offering Date.

4.2	Purchase of Shares

(a) On each Offering Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Option Price the largest number of whole shares of Class A Common Stock which can be purchased with the amount in the Participant’s Plan Account. The balance, if any, remaining in the Participant’s Plan Account (after exercise of his or her option) as of an Offering Date shall, at the election of the Company, be either carried forward to the next Option Period or refunded.

(b) As soon as practicable following each Offering Date, the Company, pursuant to each Participant’s instructions, will electronically deliver to the Participant’s designated brokerage account such number of shares purchased pursuant to Section 4.2(a) above. Thereafter, if requested by the Participant, the Company will physically deliver to the Participant a certificate issued in his or her name for such number of shares; or transfer such shares to another brokerage account. In the event the Company is required to obtain from any commission or agency authority to issue and deliver the shares, either physically or electronically, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance and delivery of the shares, either physical or electronic, shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

4.3	Limitations on Purchase

No Employee shall be granted an option under the Plan which permits his or her rights to purchase Class A Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Class A Common Stock at the time the option is granted) for each calendar year such option is outstanding.

4.4	Transferability of Rights

An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition thereof shall be null and void and of no effect.

ARTICLE V.

PROVISIONS RELATING TO CLASS A COMMON STOCK

5.1	Class A Common Stock Reserved

There shall be 500,000 authorized but un-issued or reacquired shares of Class A Common Stock reserved for issuance pursuant to this Plan, subject to adjustment in accordance with Section 5.2 hereof.

5.2	Adjustment for Changes in Class A Common Stock

In the event that adjustments are made in the number of outstanding shares of Class A Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee shall make appropriate adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder and (b) the Option Price of outstanding options.

5.3	Merger, Acquisition or Liquidation

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

5.4	Insufficient Shares

If the aggregate funds available for the purchase of Class A Common Stock on any Offering Date would cause an issuance of shares in excess of the number provided for in Section 5.1 hereof, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Offering Date.

5.5	Rights as Stockholders

With respect to shares of Class A Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, the shares have been issued and either physically or electronically delivered, to him or her, following exercise of his or her option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1	Early Termination of Participation; Voluntary Withdrawal

(a) A Participant may terminate his or her obligation to make any additional payments into the Plan, either by additional payroll deductions or by additional lump sum payments, at any time during an Option Period by delivering written notice of such early termination to the Company. Upon delivery of such notice, all payroll deductions will cease and/or the Participant will be relieved from any future lump sum payment obligations, as applicable. Upon any such early termination, such Participant may elect either to withdraw from the Plan pursuant to Section 6.1(b) below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Class A Common Stock pursuant to Section 4.2. A Participant who early terminates his or her participation in the Plan during any Option Period shall not be permitted to resume making contributions, or remitting lump sum payments, as applicable, to the Plan during such Option Period.

(b) A Participant may withdraw from the Plan at any time by written notice to the Company prior to the close of business on an Offering Date. Within 21 days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant’s Plan Account to him or her, and the following shall be deemed automatically terminated: (i) the Participant’s payroll deduction authorization or written notice of election to participate in the Plan by remitting a lump sum payment, as applicable, (ii) his or her interest in the Plan and (iii) his or her option under the Plan. Any Eligible Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 hereof.

6.2	Termination of Eligibility

(a) If a Participant ceases to be eligible under Section 3.1 hereof for any reason, the amount in such Participant’s Plan Account will be refunded to the Participant or his or her designated beneficiary or estate within 21 days of his or her termination of employment or other cessation of eligibility.

(b) Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant’s Plan Account, the Participant’s interest in the Plan and the Participant’s option under the Plan shall terminate.

ARTICLE VII.

GENERAL PROVISIONS

7.1	Condition of Employment

Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.2	Amendment of the Plan

(a) The Board or Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within 12 months before or after action by the Board or Committee, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

(b) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded within 21 days of such termination.

7.3	Use of Funds; No Interest Paid

All funds received by the Company by reason of purchase of Class A Common Stock hereunder will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

7.4	Term; Approval by Stockholders

The Plan shall terminate on the tenth anniversary of the date of its initial approval by the stockholders of the Company, unless earlier terminated by action of the Board. No option may be granted during any period of suspension of the Plan nor after termination of the Plan. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all options previously granted under the Plan shall thereupon be canceled and become null and void.

7.5	Effect Upon Other Plans

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.6	Conformity to Securities Laws

Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.7	Governing Law

The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.8	Sub-Plans

The Board may also adopt sub-plans applicable to particular Subsidiaries, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Article V, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.